CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. January 15th, 2025 SOUTHERN ENERGY S.A. L. N. Alem 1180, piso 9° Ciudad Autónoma de Buenos Aires República Argentina Re.: Fourth Addendum to Offer BBCA 1/2024 Dear Sirs, Golar Hilli Corporation (“Owner”) hereby irrevocably offers (the “Offer”) to Southern Energy S.A. (“Charterer”) to enter an addendum to the Offer BBCA 1/2024 on the terms set out in Annex I attached hereto (the “Fourth Addendum to Offer BBCA 1/2024”). This Offer shall be valid until January 16th, 2025 11:59pm Bermuda time (Atlantic Standard Time) and will be considered accepted if Charterer delivers to us, and we receive within said period, a letter of acceptance. If on or prior to the expiration on January 16th, 2025 11:59pm Bermuda time (Atlantic Standard Time) Owner receives said letter of acceptance, then as among the Parties, the Fourth Addendum to Offer BBCA 1/2024 shall become effective upon the terms and conditions set forth therein, such Fourth Addendum being valid, binding, effective and enforceable with respect to Owner and Charterer from the date of acceptance of the Offer (the “Fourth Addendum Execution Date”). If Charterer does not accept the Offer as provided herein, the Offer shall automatically expire and shall be deemed revoked by Owner without the need of any notice or action by Owner. Sincerely, Golar Hilli Corporation Signature: /s/ Mi Hong Yoon Printed Name: Mi Hong Yoon Title: Director

ANNEX I A. Whereas, on July 4, 2024, Owner and Charterer entered into an FLNG Bareboat Charter Agreement on the terms and conditions set out in Annex I to Offer BBCA 1/2024, and as amended by the First Addendum dated September 6, 2024, the Second Addendum dated December 31, 2024, and the Third Addendum dated January 15, 2025. B. Whereas, Parties wish to amend certain terms of Annex I to Offer BBCA 1/2024. Now, therefore, in consideration of the foregoing, the Parties agree as follows: ARTICLE 1: Amendment to Clause 1 - Definitions Parties agree to incorporate “Initial Contract Year” as a defined term in Clause 1 – Definitions. Initial Contract Year means the twelve-month period commencing on the first day of the month following the month in which the Commercial Start Date occurs and ending on the last day of the twelfth month following the month in which the Commercial Start Date occurs; ARTICLE 2: Amendment to Clause 6 - Hire 2.1. Parties agree to amend Clause 6 set out in Annex I to Annex A to Offer BBCA 1/2024 to read as follows: 6. One time Hire Fee In order to invest in certain costs for the upgrade and refurbishment of the FLNG Vessel, the Parties shall determine by mutual agreement an amount in US$ to be paid to Owner (the “One Time Hire Fee”), no later than [*****]. In case the Parties fail to agree the One Time Hire Fee by [*****] then the One Time Hire Fee shall be [*****]. The One Time Hire Fee shall be paid on [*****]. 6.1 Monthly Hire Fee 6.1.1 Charterer shall pay to Owner a Monthly Hire Fee (the “Monthly Hire Fee”), exclusive of Taxes for each Month of the Charter Term, commencing with the Month during which the Commercial Start Date occurs. The Monthly Hire Fee, expressed in Dollars, shall be calculated as follows: Monthly Hire Fee = X + Z Where: “X” = in the first five Contract Years: US$[*****]– Monthly Annual Adjustment (if applicable) – Monthly Adjustment Initial Contract Year (if applicable), where the Monthly Annual Adjustment is calculated in accordance with Exhibit A and Monthly Adjustment Initial Contract Year is calculated in accordance with Clause 6.1.1.1; and in the sixth Contract Year and each subsequent Contract Year: [ US$[*****]*(CPIy / CPI0) + [*****]] – Monthly Annual Adjustment (if applicable); “Z” = Variable Component;

“CPIy” = the simple average of the CPI for the twelve (12) Months immediately preceding the beginning of the Contract Year in which the relevant Month occurs; and “CPI0” = the simple average of the CPI for the twelve (12) Months immediately preceding the start of the calendar year five (5). 6.1.1.1 The Monthly Adjustment Initial Contract Year shall be [*****] and shall apply during any Month falling within the Initial Contract Year. The aforementioned Monthly Adjustment Initial Contract Year has been calculated based on a One Time Hire Fee of [*****]. If the One Time Hire Fee differs from this amount, then the Monthly Adjustment Initial Contract Year shall be adjusted proportionally at a rate of [*****]. For the avoidance of doubt the adjustment shall be positive for a higher One Time Hire Fee, and negative for a lower One Time Hire Fee. 2.2. Clauses 6.1.2 and 6.2 shall remain unamended. ARTICLE 3: Parties agree to amend the last paragraph of Clause 4.2 – Termination for Owner Default set out in Annex I to Offer BBCA 1/2024 to read as follows: “then Owner shall be in default under this Charter (“Owner Default”) and, in addition to any other rights Charterer may have, Charterer may, in its sole discretion, terminate this Charter by written notice to Owner. Such termination shall be effective when the FLNG Vessel is free of LNG (other than LNG Heel), subject to Charterer’s obligation to discharge such LNG within a reasonable time; provided that all costs in connection with the discharge of such LNG shall be borne by Owner and, provided, further, that Charterer shall have no obligation to pay the Monthly Hire Fee during any period following Charterer’s written notice of default to Owner. Upon termination of this Charter due to an Owner Default, Owner shall immediately pay Charterer liquidated damages for Owner Default (“LDOD”) equal to [*****], which shall represent the sole and exclusive remedy of Charterer in case of termination of this Charter pursuant to this Clause 4.2. If such termination occurs after the One Time Hire Fee payment has been received by Owner and before the expiry of the Initial Contract Year, then the LDOD shall be adjusted upwards by an amount equal to the Monthly Adjustment Initial Contract Year multiplied by the number of months remaining to complete the Initial Contract Year, provided that, for the avoidance of doubt, in case such termination occurs after the One Time Hire Fee payment has been received by Owner and prior to CSD, the adjustment shall be equal to the Monthly Adjustment Initial Contract Year multiplied by twelve months”. ARTICLE 4: The provisions of Annex I to Offer BBCA 1/2024 not otherwise amended herein shall remain unamended, valid, binding, effective and enforceable. ARTICLE 5: Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Annex I to Offer BBCA 1/2024.

January 15, 2025 Golar Hilli Corporation Trust Company Complex Ajeltake Road, Ajeltake Island Majuro, Marshall Islands MH96960 Re.: Fourth Addendum to Offer BBCA 1/2024 Dear Sirs, Southern Energy hereby accepts your Fourth Addendum to Offer BBCA 1/2024, dated as of January 15, 2025. Sincerely, Southern Energy S.A. /s/ Rodolfo Heriberto Freyre Name: Rodolfo Heriberto Freyre Title: Chairman of the Board